Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151841) of our report dated June 20, 2023, which appears in this annual report on Form 11-K of the H.B. Fuller Company 401(k) & Retirement Plan for the year ended December 31, 2022.

By: /s/ Baker Tilly US, LLP

Minneapolis, Minnesota
June 20, 2023